Faegre Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

December 22, 2023

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 313 to
Registration Statement on Form N-1A (File No. 033-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 313 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Adara Smaller Companies Fund, Aquarius International Fund, Boston Partners All-Cap Value Fund, Boston Partners Emerging Markets Dynamic Equity Fund, Boston Partners Emerging Markets Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Global Sustainability Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Small Cap Value Fund II, WPG Partners Select Small Cap Value Fund, WPG Partners Small Cap Value Diversified Fund (formerly, WPG Partners Small/Micro Cap Value Fund), Campbell Systematic Macro Fund, Free Market Fixed Income Fund, Free Market International Equity Fund, Free Market U.S. Equity Fund, Matson Money Fixed Income VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money U.S. Equity VI Portfolio, Motley Fool 100 Index ETF, Motley Fool Capital Efficiency 100 Index ETF, Motley Fool Global Opportunities ETF, Motley Fool Mid-Cap Growth ETF, Motley Fool Next Index ETF, Motley Fool Small-Cap Growth ETF, Oakhurst Fixed Income Fund, Oakhurst Short Duration Bond Fund, Oakhurst Short Duration High Yield Credit Fund, Optima Strategic Credit Fund, SGI Dynamic Tactical ETF, SGI U.S. Large Cap Core ETF, SGI Peak Growth Fund, SGI Prudent Growth Fund, SGI U.S. Large Cap Equity Fund, SGI Global Equity Fund, SGI U.S. Large Cap Equity VI Portfolio, SGI Small Cap Core Fund, US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF, and US Treasury 3 Month Bill ETF:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy Fund	RRRRR SSSSS TTTTT NNNNNN	100 million 100 million 500 million 100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Multi Asset Fund	VVVVVV WWWWWW XXXXXX	100 million 100 million 100 million
Adara Smaller Companies Fund	UUUUU	100 million
Aquarius International Fund	UUUUUU	100 million
Boston Partners All-Cap Value Fund	VV WW	100 million 100 million
Boston Partners Emerging Markets Dynamic Equity Fund	WWWWW	100 million
Boston Partners Emerging Markets Fund	SSSSSS	100 million
Boston Partners Global Equity Fund	CCCCC DDDDD	100 million 100 million
Boston Partners Global Long/Short Fund	JJJJJ KKKKK	100 million 300 million
Boston Partners Global Sustainability Fund	PPPPPPP	100 million
Boston Partners Long/Short Equity Fund	III JJJ	100 million 100 million
Boston Partners Long/Short Research Fund	AAAAA BBBBB	100 million 750 million
Boston Partners Small Cap Value Fund II	DDD EEE	100 million 100 million
WPG Partners Select Small Cap Value Fund	OOOOOOO	100 million
WPG Partners Small Cap Value Diversified Fund (formerly, WPG Partners Small/Micro Cap Value Fund)	UUU	50 million
Campbell Systematic Macro Fund	OOOOOO PPPPPP RRRRRR	100 million 300 million 100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Free Market Fixed Income Fund	DDDD	700 million
Free Market International Equity Fund	CCCC	700 million
Free Market U.S. Equity Fund	BBBB	700 million
Matson Money Fixed Income VI Portfolio	NNNNN	100 million
Matson Money International Equity VI Portfolio	MMMMM	100 million
Matson Money U.S. Equity VI Portfolio	LLLLL	100 million
Motley Fool 100 Index ETF	TTTTTT	100 million
Motley Fool Capital Efficiency 100 Index ETF	NNNNNNN	100 million
Motley Fool Global Opportunities ETF	KKKKKKK	100 million
Motley Fool Mid-Cap Growth ETF	LLLLLLL	100 million
Motley Fool Next Index ETF	MMMMMMM	100 million
Motley Fool Small-Cap Growth ETF	YYYYYY	100 million
Oakhurst Fixed Income Fund	EEEEEEEE FFFFFFFF	100 million 100 million
Oakhurst Short Duration Bond Fund	GGGGGGGG HHHHHHHH	100 million 100 million
Oakhurst Short Duration High Yield Credit Fund	IIIIIIII JJJJJJJJ	100 million 100 million
Optima Strategic Credit Fund	QQQQQQQ RRRRRRR	100 million 100 million
SGI Dynamic Tactical ETF	CCCCCCCC	100 million
SGI U.S. Large Cap Core ETF	DDDDDDDD	100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
SGI Peak Growth Fund	DDDDDDD	100 million
SGI Prudent Growth Fund	EEEEEEE	100 million
SGI U.S. Large Cap Equity Fund	GGGGG HHHHH ZZZZZ	100 million 100 million 100 million
SGI Global Equity Fund	OOOOO PPPPP QQQQQ	100 million 100 million 100 million
SGI U.S. Large Cap Equity VI Portfolio	CCCCCCC	100 million
SGI Small Cap Core Fund	NNN	100 million
US Treasury 30 Year Bond ETF	SSSSSSS	100 million
US Treasury 20 Year Bond ETF	TTTTTTT	100 million
US Treasury 10 Year Note ETF	UUUUUUU	100 million
US Treasury 7 Year Note ETF	VVVVVVV	100 million
US Treasury 5 Year Note ETF	WWWWWWW	100 million
US Treasury 3 Year Note ETF	XXXXXXX	100 million
US Treasury 2 Year Note ETF	YYYYYYY	100 million
US Treasury 12 Month Bill ETF	ZZZZZZZ	100 million
US Treasury 6 Month Bill ETF	AAAAAAAA	100 million
US Treasury 3 Month Bill ETF	BBBBBBBB	100 million

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, By-Laws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath
Faegre Drinker Biddle & Reath LLP